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                                                                   EXHIBIT 99(B)

                            [FORM OF CAF PROXY CARD]

                     CAPITOL AMERICAN FINANCIAL CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS


     The undersigned hereby appoints DAVID H. GUNNING, RONALD L. SAROSY AND PETER D. MILLER, and each of them, as the undersigned's proxies, with full power of substitution and resubstitution to attend the Special Meeting of Shareholders of Capitol American Financial Corporation, to be held at the Amphitheater, Lower Level, 1001 Lakeside Avenue, on Tuesday, November 26, 1996, at 10:00 a.m. local time, and any adjournments or postponements thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:


1. Authorization and adoption of an Agreement and Plan of Merger, dated as of August 25, 1996, by and among Capitol American Financial Corporation, Conseco, Inc., an Indiana corporation, and CAF Acquisition Company, an Ohio corporation and wholly-owned subsidiary of Conseco, Inc., as more fully described in the Proxy Statement/Prospectus of Capitol American Financial Corporation and Conseco, Inc.

                 FOR / /            AGAINST / /           ABSTAIN / /

2. In their discretion to vote upon such other business as may properly come before the meeting.

     THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR THE AUTHORIZATION AND ADOPTION OF THE MERGER AGREEMENT DESCRIBED IN ITEM 1.


     RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE RELATED PROXY STATEMENT/PROSPECTUS DATED OCTOBER 17, 1996, IS HEREBY ACKNOWLEDGED.


                                          DATED ________________________ , 1996
                                                (PLEASE DATE YOUR PROXY)

                                          _____________________________________
                                                 SIGNATURE OF SHAREHOLDER

                                          PLEASE SIGN EXACTLY AS YOUR NAME
                                          APPEARS HEREON, INDICATING, WHERE
                                          PROPER, OFFICIAL POSITION OR
                                          REPRESENTATIVE CAPACITY.

                                          WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                          ADMINISTRATOR, TRUSTEE, ETC., GIVE
                                          FULL TITLE AS SUCH.